                                                                    EXHIBIT 99.1


[EMERSON LOGO]
--------------------------------------------------------------------------------



                               NEWS & INFORMATION
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FOR:       EMERSON RADIO CORP
           9 Entin Road
           Parsippany, NJ 07054-0430

CONTACT:   EMERSON RADIO CORP.           OR:      INVESTOR RELATIONS:
           Guy A. Paglinco                        Laura Boorn
           Vice President,                        Investor Relations Manager
           Chief Financial Officer                (972) 884-2302
           (973) 428-2085

                                                  EPOCH FINANCIAL GROUP, INC.
                                                  Victor Thompson or
                                                  Todd Atenhan
                                                  (888) 917-5105

Monday, November 15, 2004

                              FOR IMMEDIATE RELEASE
                              ---------------------


      EMERSON RADIO ANNOUNCES FISCAL 2005 SECOND QUARTER FINANCIAL RESULTS

          CONSOLIDATED REVENUES INCREASE FOR THIRD CONSECUTIVE QUARTER

  LICENSING REVENUES INCREASES 31.9% AND 28.9% FOR THREE AND SIX MONTH PERIODS

             SPORTING GOODS SEGMENT REPORTS SIGNIFICANTLY IMPROVED
                          THREE AND SIX MONTH RESULTS

PARSIPPANY, NJ, November 15, 2004 -- Emerson Radio Corp. (AMEX:MSN) today reported consolidated financial results for the quarter ended September 30, 2004 (second quarter of fiscal 2005).

SEGMENT HIGHLIGHTS:

                                         Three Months Ended                       Three Months Ended
In Thousands                             September 30, 2004                       September 30, 2003
                                         ------------------                       ------------------
                                    Consumer            Sporting           Consumer              Sporting
                                  Electronics             Goods           Electronics              Goods
                                  -----------             -----           -----------              -----

Net revenues                        $ 59,880            $ 23,249            $ 56,440             $ 22,433
Operating income  (loss)            $  1,625            $  1,002            $  2,255             $   (168)
Net Income  (loss)                  $    511            $    950            $    894             $   (349)

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Emerson Radio News Release                                               Page 2

                                         Six Months Ended                       Six Months Ended
                                        September 30, 2004                     September 30, 2003
                                        ------------------                     ------------------
                                  Consumer            Sporting           Consumer             Sporting
                                Electronics             Goods           Electronics             Goods
                                -----------             -----           -----------             -----

Net revenues                      $107,706            $ 48,353            $ 88,090            $ 44,954
Operating income                  $  3,980            $  2,298            $  1,950            $    106

Net Income                        $  1,685            $  2,187            $    447            $   (293)

CONSUMER ELECTRONICS SEGMENT - REVENUES INCREASE 6% DESPITE RECEIVING DELAYS IN WEST COAST PORTS

Net Revenues for the second quarter of fiscal 2005 increased 6.1% to $59.9 million from $56.4 million for the second quarter of fiscal 2004 and to $107.7 million for the six month period ended September 30, 2004 from $88.1 million, a 22.3% increase from the prior year ended. The increases in net revenues were the result of increases in orders from our primary customers and the expansion of our customer base.

Gross margins increased to 14.8% from 13.1% and to 16.1% from 14.1% for the three and six months ended September 2004 as compared to the same periods in the prior year. Increased margins in both periods were the result of sales of higher margin products and increased licensing revenues, which increased $655,000, or 31.9%, to $2.7 million for the second quarter of fiscal 2005 and $1.5 million, or 28.9%, to $6.7 million on a year-to-date basis for fiscal 2005 as compared to the same periods in fiscal 2004.

Operating income for the three and six month periods ended September 30, 2004 was reduced by a non-cash charge in the amount of $1.6 million related to the exercise of certain options and the issuance of warrants. Operating income for the second quarter of fiscal 2005 was $1.6 million as compared to $2.3 million in the same period in the prior year, and increased to $4.0 million from $2.0 million for the six months ended September 30, 2004 as compared to the same six month period in the prior year.

Geoffrey P. Jurick, Chairman & Chief Executive Officer of Emerson Radio, stated, "While delays in receiving products due to West Coast Port slow-downs and various retailers' preferences for just in time stocking programs caused revenues to shift from the September 2004 quarter into the following quarter, we were pleased to record a substantial increase in revenues on a year-to-date basis over that of the prior year. Our revenue increases were the result of strong core products sales to our traditional customer base as well as successful expansion to new accounts. We are also experiencing continued strong growth for Emerson branded product categories by our licensing partners."

Mr. Jurick continued, "Gross margins improved for both the quarter and on a year-to-date basis due to increases in our gross margins on product sales and strong licensing revenues The increase in our S,G &A costs is primarily attributable to various business development programs. While our consumer electronic business turned in a strong quarter, operating income was reduced as a result of a non-cash charge of $1.6 million related to the exercises of certain options and the issuance of warrants. The non-cash charge resulted mainly from the exercises of options and is not expected to re-occur in the future. As a result of the aforementioned factors, the electronics segment has generated a solid financial performance for the first six months of fiscal 2005 as measured by net income which totaled $1.7 million, as compared to net income of $447,000 for the first six months of fiscal 2004."



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Emerson Radio News Release                                               Page 3

SPORTING GOODS SEGMENT - NET INCOME INCREASES $1.3 MILLION FOR THE QUARTER

Sport Supply Group's ("SSG") net revenues improved 3.6% to $23.2 million for the fiscal 2005 September quarter from $22.4 million for the fiscal 2004 September quarter, and by 7.6% on a year-to-date basis to $48.4 million from $45.0 million for the comparable period of fiscal 2004.

SSG's gross margins increased to 29.0% for the fiscal 2005 September quarter from 27.0% for the fiscal 2004 September quarter and to 29.4% for the first six months of fiscal 2005 from 27.2% for the comparable period of fiscal 2004 mainly due to pricing improvements.

Operating income and net income improved to $1.0 million and $950,000, respectively, in the second quarter of fiscal 2005 from losses of $168,000 and $349,000, respectively, for the second quarter of fiscal 2004. On a year-to date basis for fiscal 2005, operating income and net income improved to $2.3 million and $2.2 million, respectively, as compared to $106,000 and a loss of $293,000 for fiscal 2004.

Discussing SSG, Mr. Jurick continued, "We are very pleased with the results of our turnaround efforts initiated in September 2003. Our plan envisioned returning SSG to profitability by increasing revenues and gross profit margins while simultaneously reducing our operating expenses as a percentage of our revenues. During the first six months of fiscal 2005, our plan for SSG has been executed as envisioned."

CONSOLIDATED RESULTS

As a result of the above noted segment results, consolidated net revenues for the three and six months ended September 30, 2004 increased by 5.4% to $83.1 million from $78.9 million , and by 17.3% to $156.1 million from $133.0 million, respectively, as compared to the same periods in fiscal 2004.

Consolidated gross margins for the three and six months ended September 30, 2004 increased to 18.8% from 17.0% and to 20.2% from 18.5%, respectively, as compared to the same periods in fiscal 2004.

Discussing the consolidated results, Mr. Jurick continued, "From a balance sheet perspective, additional working capital requirements necessary to meet customers' continued just in time stocking programs and seasonal selling needs in the consumer electronics segment, resulted in higher consolidated inventory levels on a year over year basis. The increases in inventory and receivables balances are consistent with expectations, and should decline to lower levels upon completion of the holiday selling season. While working capital has been utilized for seasonal activity, the company has ample liquidity to fund all of its cash requirements."

Mr. Jurick stated, "Emerson's consolidated results for the September 2004 quarter and on a six month basis reflected solid performances in both segments. The Consumer Electronics segment continues to make advancements with its existing and developing customers, expansion of its product lineup, and strong licensing revenue growth from Emerson's licensing partners. Our Sporting Goods Segment is executing very well by increasing revenue and margins while reducing its costs. As a result of the above factors, the consolidated net income and diluted net income per share were $989,000 and $0.04 per share, respectively, for the second quarter of fiscal 2005 and $2.8 million and $0.10 per share, respectively, for the six month period ended September 30, 2004 (both reported results being net of the above mentioned stock based costs of $1.2 million after tax provisions, or $0.04 per share.)."

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Emerson Radio News Release                                               Page 4

Mr. Jurick concluded, "While we continue to operate in competitive environments in both our sporting goods and consumer electronics segments, we are confidently expecting further revenue growth. Based upon our fiscal year-to-date results and the progress we are experiencing in our various programs, including the increasing interest in our Nickelodeon line, we believe our consolidated December 2004 quarter revenues will improve in excess of 20% over the same period last year thus marking the fourth consecutive quarter of revenue growth."

This press release other than the historical information, consists of "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995) which are identified by the use of words such as "believes", "expects", "projects", and similar expressions. While these statements reflect the Company's current beliefs and are based on assumptions that the Company believes are reasonable, they are subject to uncertainties and risks that could cause actual results to differ materially from anticipated results. These risks and uncertainties are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's reports on Form 10-K, 10-Q and 8-K.

EMERSON RADIO CORP., FOUNDED IN 1948, IS HEADQUARTERED IN PARSIPPANY, N.J. THE COMPANY DESIGNS, MARKETS AND LICENSES, THROUGHOUT THE WORLD, FULL LINES OF TELEVISIONS, AND OTHER VIDEO PRODUCTS, MICROWAVE OVENS, CLOCKS, RADIOS, AUDIO AND HOME THEATER PRODUCTS. ITS 53.2% OWNED SUBSIDIARY, SPORT SUPPLY GROUP, INC. (OTC:SSPY) IS A DIRECT MARKETER OF SPORTS-RELATED EQUIPMENT AND LEISURE PRODUCTS TO THE INSTITUTIONAL MARKET, INCLUDING SCHOOLS, COLLEGES, UNIVERSITIES, GOVERNMENT AGENCIES, MILITARY FACILITIES, ATHLETIC CLUBS, ATHLETIC TEAMS AND DEALERS, YOUTH SPORTS LEAGUES AND RECREATIONAL ORGANIZATIONS. EMERSON'S WEB SITE IS WWW.EMERSONRADIO.COM.


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Emerson Radio News Release                                               Page 5





                      EMERSON RADIO CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    UNAUDITED
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           Three Months Ended                           Six Months Ended
                                                           ------------------                           ----------------
                                                    September 30,         September 30,        September 30,         September 30,
                                                       2004                  2003                  2004                 2003
                                                       ----                  ----                  ----                 ----

NET REVENUES                                            $  83,129         $  78,873             $ 156,059         $ 133,044
                                                        ---------         ---------             ---------         ---------

COSTS AND EXPENSES:

   Cost of sales                                           67,495            65,422               124,529           108,389
   Other operating costs and expenses                       1,377             1,293                 2,930             2,549
   Selling, general and administrative expenses            10,171            10,081                20,934            19,399
   Acquisition costs                                         (104)              (29)                 (175)              614
   Stock based costs                                        1,563                19                 1,563                37
                                                        ---------         ---------             ---------         ---------
                                                           80,502            76,786               149,781           130,988
                                                        ---------         ---------             ---------         ---------

OPERATING  INCOME                                           2,627             2,087                 6,278             2,056

 Interest expense, net                                       (381)             (400)                 (675)             (822)
   Minority interest in net (income) loss
     of consolidated subsidiary                              (472)              136                (1,078)               82
                                                        ---------         ---------             ---------         ---------

INCOME BEFORE INCOME TAXES AND DISCONTINUED
OPERATIONS                                                  1,774             1,823                 4,525             1,316
   Provision (benefit) for income taxes                       785             1,042                 1,731               975
                                                        ---------         ---------             ---------         ---------
INCOME FROM CONTINUING OPERATIONS                             989               781                 2,794               341
   LOSS from discontinued operations, net of tax               --              (100)                   --              (105)
                                                        ---------         ---------             ---------         ---------
NET INCOME                                              $     989               681             $   2,794         $     236
                                                        =========         =========             =========         =========

BASIC NET INCOME (LOSS) PER SHARE
   Continuing operations                                $    0.04              0.03                  0.10         $    0.01
   Discontinued operations                                     --             (0.01)                   --                --
                                                        ---------         ---------             ---------         ---------
                                                        $    0.04         $    0.02             $    0.10         $    0.01
                                                        =========         =========             =========         =========

DILUTED NET INCOME (LOSS) PER SHARE
   Continuing operations                                $    0.04              0.03                  0.10         $    0.01
   Discontinued operations                                     --             (0.01)                   --                --
                                                        ---------         ---------             ---------         ---------
                                                        $    0.04         $    0.02             $    0.10         $    0.01
                                                        =========         =========             =========         =========

WEIGHTED AVERAGE SHARES OUTSTANDING
   Basic                                                   27,076            27,560                26,855            27,488
   Diluted                                                 27,218            28,428                27,242            28,458


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

Emerson Radio News Release                                              Page 6

                      EMERSON RADIO CORP. AND SUBSIDIARIES
                       CONSOLIDATED SUMMARY BALANCE SHEETS
                                    UNAUDITED
                                 (IN THOUSANDS)

                                                        September 30,             March 31,
                                                            2004                     2004
                                                        -------------             ---------

Cash and cash equivalents                                 $  5,078                $  6,369
Accounts receivable                                         37,733                  19,948
Inventory                                                   59,665                  46,997
Other current assets                                        17,306                  14,052
                                                          --------                --------
     TOTAL CURRENT ASSETS                                  119,782                  87,366
Property and equipment                                       7,405                   7,822
Other assets                                                21,912                  23,481
                                                          --------                --------
     TOTAL ASSETS                                         $149,099                $118,669
                                                          --------                --------

Current liabilities                                       $ 76,171                $ 40,637
Long-term borrowings                                         4,492                  15,027
Minority interest                                           16,872                  15,793
Stockholders' equity                                        51,564                  47,212
                                                          --------                --------
     TOTAL LIABILITIES AND EQUITY                         $149,099                $118,669
                                                          --------                --------



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